SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  March 15, 2005
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200
Chicago, Illinois  60606
(Address of Principal Executive Offices)

(312) 660-5000
Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

As previously disclosed, on August 4, 2004, the Company and four affiliates filed voluntary petitions for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois.  A complete listing of all motions filed in the bankruptcy case may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 04-B28747 and associated cases.  The Company remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

Additionally, as previously disclosed, the Company does not intend to continue filing annual and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In lieu of filing its annual and periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Bankruptcy Court (the “Operating Reports”).  Accordingly, the Company is filing its Operating Report for the period of February 1, 2005 to February 28, 2005, which was filed with the Bankruptcy Court on March 15, 2005.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Operating Report for the period of February 1, 2005 to February 28, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2005

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/s/ Randall R. Lay
Its:	Chief Executive Officer